                                                                        Ex. 4.7b


                                 AMENDMENT NO. 2
                                     TO THE
                                ESCROW AGREEMENT


         This AMENDMENT NO. 2 TO THE ESCROW AGREEMENT (the "Escrow Agreement"), dated as of March 31, 1998, is made as of July 8, 1998 by and among SUPERSHUTTLE INTERNATIONAL, INC., a Delaware corporation ("SuperShuttle"); SOUTHERN SHUTTLE SERVICES, INC., a Florida corporation ("Southern"); AAA WHEELCHAIR WAGON SERVICES, INC., a Florida corporation ("AAA"); WHEELCHAIR AMBULANCE OF HOLLYWOOD, INC., a Florida corporation ("Wheelchair Ambulance"); LIMOUSINES OF SOUTH FLORIDA, INC., a Florida corporation ("LSF"); A1A SNOWBIRD LEASING, INC., a Florida corporation ("Snowbird"); Mark Levitt, Karen Caputo and Robert Siedlecki (the "Shareholders"); and Akerman, Senterfitt & Eidson, P.A. (the "Escrow Agent").

         Section 2(a)(i) of the Escrow Agreement is hereby amended and restated in its entirety as follows:

(i) to the Sellers, in accordance with Schedule A hereof, upon the occurrence of any one of the following events (collectively the "Recission Events"): (i) if SuperShuttle does not file a registration statement for an initial public offering on Form S-1 with the Securities and Exchange Commission (the "SEC") by June 8, 1998 to register for sale shares of SuperShuttle Common Stock (the "S-1"); (ii) if the SEC does not declare such registration statement effective by August 17, 1998; (iii) if the underwritten initial registration statement for an initial public offering on a firm commitment basis does not close by August 31, 1998, providing a per share offering price to the public of at least $6.50; or (iv) if Southern fails to obtain the written approval, acceptable to SuperShuttle, of the Aviation Department of Dade County to the change in ownership of Southern to SuperShuttle prior to the effective date of the S-1;

IN WITNESS WHEREOF, SuperShuttle, Southern, AAA, Wheelchair Ambulance, LSF, Snowbird, the Shareholders and Escrow Agent have caused this Amendment No. 2 to be executed on the date first written above by their respective officers thereunder duly authorized.

                                     SUPERSHUTTLE INTERNATIONAL, INC.,
                                      a Delaware corporation



                                     By:/s/ Thomas C. LaVoy
                                        ----------------------------------------
                                       Thomas C. LaVoy, Chief Financial Officer
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                                     AAA WHEELCHAIR WAGON SERVICES,
                                      INC., a Florida corporation



                                     By:/s/ Karen Caputo
                                        ----------------------------------------
                                       Karen Caputo, President


                                     WHEELCHAIR AMBULANCE OF
                                      HOLLYWOOD, INC., a Florida corporation



                                     By:/s/ Karen Caputo
                                        ----------------------------------------
                                       Karen Caputo, President


                                     LIMOUSINES OF SOUTH FLORIDA, INC.,
                                      a Florida corporation



                                     By:/s/ Karen Caputo
                                        ----------------------------------------
                                       Karen Caputo, President


                                     A1A SNOWBIRD LEASING, INC.,
                                      a Florida corporation



                                     By:/s/ Karen Caputo
                                        ----------------------------------------
                                       Karen Caputo, President
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                                     SOUTHERN SHUTTLE SERVICES, INC.,
                                      a Florida corporation



                                     By:/s/ Mark Levitt
                                        ----------------------------------------
                                       Mark Levitt, President


                                     SHAREHOLDERS


                                     /s/ Mark Levitt
                                     ----------------------------------------
                                     Mark Levitt


                                     /s/ Karen Caputo
                                     ----------------------------------------
                                     Karen Caputo


                                     /s/ Robert Siedlecki
                                     ----------------------------------------
                                     Robert Siedlecki

                                     AKERMAN, SENTERFITT & EIDSON, P.A.



                                     By:/s/ Jonathan L. Awner
                                        ----------------------------------------
                                     Name:Jonathan L. Awner
                                          --------------------------------------
                                     Title:
                                            ------------------------------------